                                                                     Exhibit A
                                                                     Page 1 of 2

                       A. O. G. CORPORATON AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEET (Unaudited)
                               December 31, 1998
                             (DOLLARS IN THOUSANDS)

                                   ASSETS

Property, plant and equipment, at cost                                   106,064
less depreciation                                                         40,374

   Net property, plant and equipment                                      65,690


Investments at Cost                                                        1,385

Current assets:
   Cash and cash equivalents                                               2,754
   Temporary investments                                                       0
   Notes and accounts receivable, net                                     13,694
   Transportation gas receivable                                             809
   Underground storage gas                                                 2,027
   Inventory of materials and supplies                                     1,517
   Prepaid expenses                                                        1,108
   Due from Parent                                                             0
   Other                                                                     111

      Total Current Assets                                                22,020

Other noncurrent assets:
   Deferred Expenses                                                          79

      Total Assets                                                        89,174

                          CAPITALIZATION AND LIABILITIES

Capitalization:
   Common stock                                                              423
   Additional paid-in-capital                                                140
   Retained earnings                                                      40,091

      Total                                                               40,654

Long term debt                                                            25,000

      Total capitalization                                                65,654

Current Liabilities:
   Current portion of long-term debt                                       4,903
   Accounts payable                                                        4,714
   Customers' deposits                                                     1,124
   Accrued liabilities:                                                        0
      Taxes other than income                                                743
      Income Taxes Due                                                         0
      Other                                                                1,227

         Total current liabilities                                        12,711

Other noncurrent liabilities:
   Customers advances for construction                                       166
   Deferred income taxes                                                   9,533
   Deferred investment tax credits                                         1,110


      Total Capitalization and Liabilities                                89,174

                                                                     Exhibit A
                                                                     Page 2 of 2

                       A. O. G. CORPORATON AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF INCOME AND
                         RETAINED EARNINGS (Unaudited)
                               December 31, 1998
                             (DOLLARS IN THOUSANDS)



Operating Income
   Sales                                                                 52,345
   Other                                                                  1,452

                                                                         53,797


Operating  Expenses
   Gas purchased                                                         30,453
   Operating, general and administrative                                 10,803
   Maintenance                                                            1,344
   Depreciation                                                           3,378
   Taxes other than income taxes                                          1,404
   Income Taxes                                                           1,819

                                                                         49,201

Operating Income                                                          4,596

Interest Expense                                                          1,847

Utility Income                                                            2,749

Other income (expense)
   Nonutility operating revenues                                            490
   Nonnutility operating and maintenance expense                           (127)
   Dividends and interest income                                            226
   Other                                                                    (93)

Nonutility Income                                                           496

Net Income                                                                3,245

Retained earnings, December 31, 1997                                     38,196

Dividends paid                                                            1,350

Retained earnings, December 31, 1998                                     40,091